AMENDMENT NUMBER ONE
TO THE

PULTEGROUP, INC.
2013 STOCK INCENTIVE PLAN
WHEREAS, PulteGroup, Inc., a Michigan corporation (the “Company”), maintains the PulteGroup, Inc. 2013 Stock Incentive Plan (the “Plan”); and
WHEREAS, pursuant to Section 5.2 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation; and
WHEREAS, based on recent amendments to applicable accounting standards, the Board has authorized an amendment of the Plan with respect to the permissible tax withholding rate for common shares of the Company to be delivered or withheld to pay a recipient’s required tax obligations.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as February 10, 2017, as follows:

1.	The last sentence of the second paragraph of Section 1.5 of the Plan is hereby amended to add the following proviso at the end thereof:

“; provided, however, that, Shares shall not again be available for issuance under the Plan to the extent prohibited by the rules of the NYSE or other applicable law, rule, or regulation.”

2.	The penultimate sentence of Section 5.5 of the Plan is hereby amended to add the following phrase at the end thereof:

“(or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect and is permitted under applicable IRS withholding rules).”

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent as of February 10, 2017.

PULTEGROUP, INC.

By:     /s/ James R. Ellinghausen
Name:     James R. Ellinghausen
Title:     Executive Vice President, Human Resources